Exhibit 10.2

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT dated for reference August 3, 2021

BETWEEN:

GLOBMINE Limited Liability Partnership, a body corporate, duly incorporated under the laws of the Republic of Kazakhstan and having an office at P1 floor Kunayev Str. 12/1, IA 17, 010000, Nur-Sultan, Republic of Kazakhstan;

("Globmine")

(the “Optioner”)

OF THE FIRST PART

AND:

MINERVA GOLD INC., a body corporate, duly incorporated under the laws of the State of Nevada and having an office at 12/1, Kunayev str, IA 17, Nur-Sultan, 010000, Kazakhstan;

("Minerva")

OF THE SECOND PART

WHEREAS:

A.

The Optioner holds (i) the License No.824 for the exploration of the Kairakty 1 Central site, which is an integral part of the Kairakty Mineragenic Zone. Site is located in the Khromtau and Mugalzhar districts, Aktobe region, West Kazakhstan. The area is 15,6 km2; and (ii) the License No. 877 for the exploration of the Kairakty 1 North-East site, which is an integral part of the Kairakty Mineragenic Zone. Site is located in the Khromtau district, Aktobe region, West Kazakhstan. The area is 11,2 km2. (collectively, the “Property”); and

B.

The Optioner has agreed to grant to Minerva the sole and exclusive option to acquire a 100% interest in the Property, subject to a 5% net smelter returns royalty, and to explore the Property upon the following terms and conditions;

THE PARTIES HERETO AGREE AS FOLLOWS:

1.

OPTIONER'S REPRESENTATIONS AND WARRANTIES

1.1

The Optioner represents and warrants to Minerva that:

 (a)

the Optioner is the registered and beneficial owner of a 100% undivided interest in the Property and has the exclusive right to explore for and subsequent exploit mineralization discovered on the Property;

(b)

the Property is free and clear of all liens, charges and claims of others, and the Optioner has a free and unimpeded right of access to the Property and have use of the Property surface for exploration and exploitation of mineral resources;

(c)

the Optioner has the right to option their interest in the Property to Minerva as contemplated in this Agreement;

(d)

the Property has, to the best of the Optioner`s knowledge, been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Republic of Kazakhstan as of the date of this Agreement and is current with respect to required assessment work;

(e)

To the Optioner`s knowledge, there are no adverse claims or challenges against or to its ownership of or title to the Property, nor to the knowledge of the Optioner, is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion of the Property;

(f)

the Optioner has the full authority and capacity to enter into this Agreement; and

(g)

No proceedings are pending for, and the Optioner is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Optioner in bankruptcy, or in any position similar to bankruptcy.

1.2

The representations and warranties of the Optioner set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Minerva has relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by Minerva.

1.3

The Optioner will indemnify Minerva from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by either of the Optioner and contained in this Agreement.

2.

MINERVA'S REPRESENTATIONS

2.1.

Minerva warrants and represents to the Optioner that:

a)

it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof;

b)

No proceedings are pending for, and the Minerva is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Minerva in bankruptcy, or in any position similar to bankruptcy.

2.2.

          The representations and warranties of Minerva set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Optioner has relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by Minerva;

2.3.              Minerva will indemnify the Optioner from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by either of Minerva and contained in this Agreement.

3.

GRANT OF OPTION

3.1.

The Optioner hereby gives and grants to Minerva the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the Property (the "Option"), on terms set out in this paragraph 3.

3.2.

The Option may only be exercised at any time following the occurrence of the following events (“Option Events”):

i.

Minerva`s securities must be subject of broker-dealer quotes on OTC Link® ATS and become an OTCQX, OTCQB or Pink company by March 31, 2022 (“Option Period”).

4.

CONSIDERATION FOR THE GRANT OF OPTION

In order to keep the Option granted to Minerva in respect of the Property in good standing and in force and effect, the Parties will sign an agreement sale-purchase of the Property (“SPA”) by the end of the Option Period, where including but not limited Minerva shall be obligated to:

(a)

Cash Payments

make aggregate cash payments of $500,000 within 3 months of execution of the SPA;

 (b)

Exploration Expenditures

fund exploration and development work on the Property in 2022 totalling at least $300,000;

  (c)

Share Transfer

transfer to the Optioner not less than 30% (Thirty percent) of the shares to be traded as the OTCQX, OTCQB, and OTC Pink marketplaces by the end of the Option Period.

5.

TERMINATION OF OPTION

5.1

The Option shall terminate if Minerva fails to incur the Option Events by the end of the Option Period.

5.2

If Minerva shall be in default of any requirement set forth in paragraphs 3 and 4 herein, the Optioner shall give written notice to Minerva specifying the default and Minerva shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optioner, Minerva has failed to take reasonable steps to cure the default by the appropriate performance.

5.3

If the Option is terminated in accordance with paragraphs 5.1 and 5.2 herein, Minerva shall have no interest in or to the Property, and the cash payments, and exploration expenditures that Minerva made under this Agreement shall be non-refundable by the Optioner to Minerva for which Minerva shall have no recourse.

6.

ACQUISITION OF INTERESTS IN THE PROPERTY

6.1

At such time as Minerva has made the required actions in accordance with paragraph 3 and 4 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Minerva, and Minerva shall have thereby, acquired a 100% interest in and to the Property subject to the conditions precedent below in paragraph 6.2.  Upon the exercise of the Option, the Optioner shall forthwith provide Minerva with such documents as Minerva and its counsel shall require to register its due interest in respect of the Property.  Until the Option is exercised, Minerva shall provide the Optioner with all exploration data it receives with respect to the Property, including all technical reports.

6.2                   It shall be an initial condition precedent to the Options is exercised under the Agreement that:

i.

the approvals from the Ministry of Industry and Infrastructural Development of the Republic of Kazakhstan for the purchase of the Property in accordance with the laws of the Republic of Kazakhstan hereto have been obtained by Minerva (Option Conditions Precedent);

ii.

comply with the procedure and requirements set in Article 22-1 of the Law of the Republic of Kazakhstan on the securities market No.461-II dated 2 July 2003, if applies.

7.

OPERATOR

7.1

The Optioner will be the operator of the Property until completion of the Option Period. Upon completion of the Option terms, Minerva will act as the operator (the “Operator”) of the Property.  Minerva may resign as the Operator and appoint a new party in its place, subject to the consent of the Optioner, which consent shall not be unreasonably withheld.

7.2

The Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Property.

8.

NET SMELTER RETURNS ROYALTY

8.1

For the purposes of this Agreement, "net smelter returns" shall mean the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of:

(a)

all freight charges from the shipping point to the smelter or other place of sale;

(b)

all other proper treatment or other charges at such smelter or other place of sale; and

(c)

provincial or federal royalties due and payable on production, if any.

8.2

For the purposes of paragraph 8, "commercial production" shall not include milling of ores for the purpose of testing or milling by a pilot plant or milling during an initial tune-up period of a plant.

8.3

On the date Minerva commences commercial production on the Property, the Optioner shall be entitled to receive and Minerva shall pay to the Optioner as they direct 5% of net smelter returns unless the Optioner holds any shares of Minerva traded as the OTCQX, OTCQB, and OTC Pink marketplaces at that time.

8.4

Minerva may, at any time, purchase 5% of the Optioner`s 5% net smelter returns royalty for a one-time payment of $1,000,000.

8.5

Minerva shall be under no obligation whatsoever to place the Property into commercial production and in the event it is placed into commercial production, Minerva shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

8.6

Net smelter returns and the payments payable to the Optioner hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Property was in commercial production, the records relating to the calculation of net smelter returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to the Optioner who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

8.7

The Optioner or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of Minerva which are relevant to the determination of net smelter returns, and, at the expense of the Optioner, to make copies thereof.

9.

COVENANTS OF MINERVA

9.1

Minerva shall perform all work on the Property in a miner-like manner and shall comply with all laws, regulations and permitting requirements of the Republic of Kazakhstan including compliance with all:

(a)

subsoil use and environmental statutes, guidelines and regulations;

(b)

work permit conditions for lakes and streams; and

(c)

work restrictions relating to forest fire hazards.

9.2

Any environmental liability or statutory violations which result from the actions of Minerva shall be the sole responsibility of Minerva.

9.3

Minerva shall pay, or cause to be paid, all Property payments and assessment work required to keep the Property and this Option in good standing during the term of this Agreement.

10.

FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

11.

FORCE MAJEURE

If Minerva is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Minerva, the time limit for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Minerva, insofar as is possible, shall promptly give written notice to the Optionors of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionors as soon as such cause ceases to exist.

12.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

13.

NOTICE

13.1

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, mailed by registered mail, or transmitted via email, in the case of the Optionors, addressed to it as follows:

             Globmine LLP

1 floor, 12/1 Kunayev str, IA 17

Nur-Sultan, 010000, Kazakhstan;

and in the case of Minerva addressed as follows:

Minerva Gold Inc.

P1 floor, 12/1 Kunayev str, IA 17

Nur-Sultan, 010000, Kazakhstan;

Email: MinervaGoldInc@gmail.com

and any notice given as aforesaid shall be deemed to have been given, if delivered or sent by email, when delivered or transmitted, and if mailed by registered mail, on the tenth business day after the date of mailing.

13.2

Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

14.

OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Parties to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating the Parties to do any further acts or make any further payments.

15.

RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

16.

TIME OF ESSENCE

Time shall be of the essence of this Agreement.

17.

TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

18.

CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United State of America.

19.

SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

20.

GOVERNING LAW AND ARBITRATION

20.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Astana International Financial Centre and the parties hereby irrevocably attorn to the jurisdiction of the courts of such centre.

20.2

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the International Arbitration Centre in the AIFC.

21.

ENUREMENT

This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

GLOBMINE LLP

MINERVA GOLD INC.

PER: Signature

PER: Signature

__________________________

___________________________

Authorized Signatory

Authorized Signatory